FIRST AMENDMENT TO
                      DIRECTRIX, INC. STOCK INCENTIVE PLAN

         1. INCREASE IN NUMBER OF SHARES SUBJECT TO THE PLAN. The first sentence of Section 3(a) of the Directrix, Inc. Stock Incentive Plan ("Plan") shall be modified to increase the number of shares subject to the Plan from 200,000 to 400,000 and shall read as follows:

         "3.  Stock Subject to the Plan

                  (a) Plan Limit

                           Subject to adjustment as provided in Section 16 hereof, the Committee may grant Incentive Awards hereunder with respect to a number of shares of Company Stock that in the aggregate does not exceed 400,000 shares."

         2. INCREASE IN MAXIMUM ANNUAL GRANT. The first sentence of Section 3(b) of the Plan shall be modified to increase the maximum number of Participant Incentive Awards (as defined in the Plan) that can be granted to any individual in any year from 20,000 to 50,000 and shall read as follows:

         "(b) Individual Limit

                  Subject to adjustment as provided in Section 14 hereof, the Committee shall not, during any calendar year, grant any one Participant Incentive Awards hereunder with respect to more than 50,000 shares of Company Stock.

         3.  NO FURTHER MODIFICATION.   Except as otherwise modified herein, the
terms and provisions of the Plan shall continue in full force and effect.